SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   November 16, 2007

MET-PRO CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	001-07763	23-1683282
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

160 Cassell Road, P.O. Box 144
Harleysville, Pennsylvania	19438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 723-6751

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (e) Compensatory Arrangements of Certain Officers

On November 16, 2007, the Board of Directors of Met-Pro Corporation (the “Company”) approved the adoption of a new short-term disability policy as well as a new long-term disability policy applicable to a group of fourteen (14) senior executive employees including without limitation the Chief Executive Officer, the Chief Financial Officer, and other persons identified in the Company’s proxy materials as “named executive officers.”  To be eligible for these benefits, an employee must have six months of continuous service with the Company.  The new policies are effective as of January 1, 2008.

The material provisions of the short-term disability policy are as follows: in the event of a “disability” (as defined in the Company’s long-term disability policy), the Company shall pay (i) in the case of the Company’s Chief Executive Officer, Chief Financial Officer, and Executive Vice Presidents, 100% of the employee’s base salary for a period of up to six months, and (ii) in the case of the other participating senior executive employees, 100% of base salary for a period of up to three months and 66-2/3% for a period of up to three months.

The material provisions of the long-term disability policy are as follows: in the event of a “disability” (as defined in the long-term disability policy), the Company shall pay a benefit amount that is based upon 60% of the sum of the employee’s base salary and bonus, not to exceed $16,000 per month per employee. The base salary amount is equal to the base salary being paid in the year in which the disability occurs. The bonus amount is based upon the average of either the employee’s prior two or three year’s bonus earned under the Company’s management incentive plan or any successor plan, which will be determined by the insurance carrier selected to insure the plan.

The Company retains the right to withdraw, modify and terminate both the short and long-term disability plans without prior notice, except as to an employee suffering a disability prior to the date of such action. The inclusion of additional employees in these plans beyond the named fourteen (14) persons requires the approval of the Board of Directors. The extension of these benefits to the Chief Executive Officer was approved by the members of the Company’s Compensation and Management Development Committee, all of whom are “independent” within the meaning of applicable rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

      Date:  November 19, 2007
MET-PRO CORPORATION

By: /s/ Raymond J. De Hont
Raymond J. De Hont,
President and Chief Executive Officer